EXHIBIT 10.1
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                              EMPLOYMENT AGREEMENT


AGREEMENT by and between Transamerica Corporation, a Delaware corporation (the "Company") and Frank C. Herringer (the "Executive"), dated as of the 4th day of November, 1997.

1. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the date hereof and ending on December 31, 2001 (the "Employment Period").

2.  Terms of Employment.

        (a)  Position and Duties.

                (i) During the Employment Period, the Executive shall be Chief Executive Officer of the Company and Chairman of the Company's Board of Directors and shall have such duties, responsibilities and authority as shall be consistent therewith. The Executive's services shall be performed in San Francisco, California, subject to reasonable travel requirements.

                (ii) During the Employment Period, and excluding any periods of vacation and sick leave or other approved leaves of absence in accordance with established policies of the Company to which the Executive is entitled, the Executive agrees to devote full attention and time during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees,
(B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

        (b)  Compensation.

                (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than $975,000. The Annual Base Salary shall be paid in equal bi-monthly installments. During the Employment Period, the Annual Base Salary shall be reviewed at least every 12 months. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                (ii) Annual Bonus. In addition to Annual Base Salary, the Executive shall have, for each fiscal year ending during the Employment Period, a target annual bonus pursuant to the Company's 1994 Value Added Incentive Plan or any successor thereto of no less than 100% of the Executive's Annual Base Salary for such year (the "Target Bonus"). Each such Annual Bonus shall be paid in cash or restricted stock as determined pursuant to the Company's 1994 Value Added Incentive Plan and shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of the cash portion of such Annual Bonus. Any deferral shall be subject to the terms of the Transamerica Corporation Deferred Compensation Plan.


                (iii) Cash Long-Term Incentives. The Executive shall participate in the Company's 1998 Cash Long-Term Incentive Plan on the same basis as other senior executives of the Company and shall have a target award thereunder of $3.2 million (the "Target LTIP") for the period 1998-1999 based on the achievement of cumulative value added targets for the period 7/1/97 through 12/31/99 (the "Performance Period"). Upon a "Change in Control" of the Company as defined in the Agreement between the Company and the Executive dated July 11, 1997 (the "Existing Agreement"), the Executive shall receive a lump sum payment equal to the greater of (x) $1,067,000, and (y) $3.2 million multiplied by a fraction, the numerator of which is the number of days from July 1, 1997 until the date of the Change in Control and the denominator of which is the number of days in the Performance Period. Upon the Executive's death or Disability, the Executive or his estate, as the case may be, shall receive a lump sum payment equal to $3.2 million multiplied by a fraction, the numerator of which is the number of days from July 1, 1997 until the Date of Termination and the denominator of which is the number of days in the Performance Period.

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                (iv) Stock  Options.  On the later of the date of  execution  of this Agreement or January 2, 1998, the Executive shall be granted, subject to stockholder approval, a nonqualified stock option to acquire 645,000 shares of the Company's common stock, pursuant to the Company's 1995 Performance Stock Option Plan (the "1995 Plan") with an exercise price of $150 per share (the "$150 Option"). The $150 Option shall vest and become immediately exercisable when (i) the Company's common stock closes at or above $150 as quoted in the New York Stock Exchange Composite Transactions Index published in The Wall Street Journal for 10 out of any consecutive 30 trading days occurring not later than five years of the date of grant, and (ii) the Company's total shareholder return (as determined by the Company's Compensation Committee) during any Measurement Period (as defined below) is at or above the median level of shareholder return for the S&P 500 Financial Index, excluding banks and savings and loan institutions (the criteria in (i) and (ii) above being the "Performance Criteria"). Upon vesting, the $150 Option shall continue to be exercisable until the tenth anniversary of the date of grant. "Measurement Period" is initially a period from the date of grant of the $150 Option, or if longer, the date that is one year prior to the date on which the condition in (i) above is satisfied. If the condition in (ii) is not met initially, the condition shall be tested periodically until the tenth anniversary of the date of grant of the $150 Option, as described in the Executive's award agreement.

                Upon the Executive's death or Disability, the $150 Option shall become vested and exercisable with respect to the following number of shares:
645,000 multiplied by a fraction (the "Proration Fraction"), the numerator of which is the number of days from the date of grant until the Date of Termination and the denominator of which is the number of days from the date of grant until the fifth anniversary thereof, but only when and if the Performance Criteria are met.

                The Executive shall be granted that number of TLSARs, within the meaning of the 1995 Plan, with respect to the $150 Option in the same manner as for other participants under the 1995 Plan. Notwithstanding the foregoing, if a TLSAR would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for the TLSAR would otherwise be eligible for such accounting treatment, the Compensation Committee of the Company shall have the ability to substitute the cash payable hereunder with stock with a fair market value equal to the cash that would otherwise be payable hereunder.

                (v) Phantom Restricted Shares. On the later of January 2, 1998 or the first day of the Employment Period, the Executive shall be credited on the books of the Company with 105,000 Phantom Restricted Shares. In addition, on each date on which dividends or other distributions are paid on the Company's common stock, the Executive shall be credited with an additional number of Phantom Restricted Shares equal to: (A) the fair market value of the cash or other property which would have been paid on such date as a dividend or other distribution if the Executive's Phantom Restricted Shares (immediately prior to such dividend or distribution) were actual shares of the Company's common stock, divided by (B) the Fair Market Value on such date of a share of the Company's common stock.

                Except as otherwise provided in this Agreement, the Executive shall have a right to payment of (that is, the Executive shall become vested in) the Phantom Restricted Shares credited to him only on the last day of the Employment Period, and only if his employment has not terminated prior to such date. If prior to the last day of the Employment Period, the Executive's employment is terminated due to Disability or death, the Executive shall become vested in a pro rata portion of the Phantom Restricted Shares, based on the elapsed portion of the Employment Period. If prior to the last day of the Employment Period, the Executive's employment is voluntarily terminated by him for Good Reason or involuntarily terminated by the Company other than for Cause, the Executive shall become vested in a pro rata portion of the Phantom Restricted Shares, based on the elapsed portion of the Employment Period, provided that for this purpose only, the Executive shall be deemed to have terminated employment 12 months after his actual termination date. If a Change in Control occurs prior to the last day of the Employment Period and while the Executive still is employed with the Company, the Executive shall become vested in a pro rata portion of the Phantom Restricted Shares, based on the elapsed portion of the Employment Period. If within 24 months after such Change in Control, but before the last day of the Employment Period, the Executive's employment is voluntarily terminated by him for Good Reason or involuntarily terminated by the Company other than for Cause, the Executive shall become vested in the remaining unvested Phantom Restricted Shares (notwithstanding the third sentence of this paragraph). In all cases, any Phantom Restricted Shares which are credited as a dividend or other distribution on vested Phantom Restricted Shares also shall be immediately vested.

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                Pursuant to such  procedures as the  Committee may specify,  the
Executive shall elect the form for payment of any vested Phantom Restricted Shares and may designate one or more Beneficiaries to receive payment of any vested, unpaid Shares which remain at the time of the Executive's death. Payment of the Executive's vested Phantom Restricted Shares (if any) shall commence as soon as administratively practicable after the Participant's termination of employment. If, pursuant to the procedures specified by the Committee, the Executive elected to receive ten annual installments, the amount of each installment shall equal the value of the Phantom Restricted Shares credited to him immediately prior to the payment, divided by the number of installments remaining to be made. Each subsequent annual installment shall be paid to the Executive as near as administratively practicable to each anniversary of the first installment payment.

                For purposes of this Agreement, "Phantom Restricted Share" means an unfunded promise by the Company to make a cash payment to the Executive. Each Phantom Restricted Share shall make the Executive only a general, unsecured creditor of the Company. On any date, the value of each Phantom Restricted Share shall equal the Fair Market Value of a share of the Company's common stock on such date. For purposes of this Section 2(b)(v), "Fair Market Value" means the last quoted per share selling price for the Company's common stock on the relevant date, as quoted in the New York Stock Exchange Composite Transactions Index published in The Wall Street Journal, or if there were no sales on such date, the last quoted selling price on the nearest day after the relevant date.

                All provisions of this Agreement relating to the Phantom Restricted Shares shall be administered by the Management Development and Compensation Committee of the Company's Board of Directors, or any successor thereto (the "Committee"). The Committee shall have all powers and discretion necessary or appropriate to administer the Phantom Restricted Shares, including, but not by way of limitation, the discretionary powers to interpret and determine the meaning of any provision of this Section 2(b)(v). The Phantom Restricted Shares are intended to be exempt from liability under section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder. To the extent that any provision of this Section 2(b)(v) or action by the Committee fails to comply with Rule 16b-3, it shall be deemed null and void to the extent deemed advisable by the Committee, provided it does not adversely affect the rights of the Executive hereunder.

                In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Company's common stock (each, an "Event"), the Committee shall adjust the number and/or value of the Phantom Restricted Shares in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Phantom Restricted Shares. Any such adjustment shall be made by the Committee as constituted immediately prior to the applicable Event.

                (vi) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies.

                (vii) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, life insurance, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies.

                (viii) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive.

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                (ix)  Fringe  Benefits.   During  the  Employment   Period,  the
Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services and an automobile of his choice and payment of related expenses.

                (x) Vacation. During the Employment Period, the Executive shall be entitled to at least four weeks of paid vacation in each calendar year.

3.  Termination of Employment.

        (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

        (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                 (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

                (ii) the willful engaging by the Executive in illegal conduct or gross misconduct, which in either case is materially and demonstrably injurious to the Company.

                    For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph
        (i) or (ii) above, and specifying the particulars thereof in detail.


        (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                 (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive or requiring the Executive to be based at a location other than that set forth in Section 2(a);

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                 (ii) any  failure  by the  Company  to  comply  with any of the provisions of Section 2(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                 (iii)  any  purported   termination   by  the  Company  of  the
        Executive's employment otherwise than as expressly permitted by this Agreement; or

                 (iv) any  failure  by the  Company to comply  with and  satisfy
        Section 9(c) of this Agreement.

                     For  purposes  of  this  Section   3(c),   any  good  faith
        determination   of  "Good  Reason"  made  by  the  Executive   shall  be
        conclusive.

        (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

        (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

4. Obligations of the Company upon Termination.

        (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Death or Disability or the Executive shall terminate employment for Good Reason:

                (i) the Company shall pay to the Executive the following amounts:

                         A. a lump  sum in  cash  equal  to the  sum of (1)  the
                Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Target Bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                         B. the amount (the  "Severance  Payment")  equal to the
                product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Target Bonus, which amount shall be paid in 36 equal monthly installments, unless the Executive has previously elected to receive a lump sum payment in which case the Severance Payment shall be paid in a lump sum within 10 days of the Date of Termination and shall be discounted at the applicable federal rate as defined in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended; and

                (ii) all stock options, restricted stock and other stock-based compensation shall become immediately exercisable or vested, as the case may be, and will continue to be exercisable over the remaining term of the respective option;

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                (iii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(vii) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such
        applicable   period  of   eligibility.   For  purposes  of   determining
        eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period, thereby accumulating 36 additional months of age and 36 additional months of service credit; and

                (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

        (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of (i) Accrued Obligations, (ii) the timely payment or provision of Other Benefits and (iii) such other payments as are specifically provided for hereunder. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

        (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of (i) Accrued Obligations, (ii) the timely payment or provision of Other Benefits and (iii) such other payments as are specifically provided for hereunder. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

        (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

5. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

6. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); provided that the Company shall have no such obligation if it is determined by a court that the Company was not in breach of the Agreement and that the Executive's claims were not made in good faith.

7. Coordination with Existing Agreement. Upon a Change in Control, the terms of the Existing Agreement shall supersede this Agreement provided that the provisions of Section 2(b)(iii), (iv), (v), Section 4(a)(ii), Section 4(b)(iii) and Section 4(c)(iii) shall continue in full force and effect.

8. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

9.  Successors.

        (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

10.  Miscellaneous.

        (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


                If to the Executive:

                         90 Sea View Avenue
                         Piedmont, California  94611


                If to the Company:

                         Transamerica Pyramid
                         600 Montgomery Street
                         San Francisco, California  94111

                         Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c)(i)-(iv) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

        IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                                    FRANK C. HERRINGER



                                                    /s/ Frank C. Herringer





                                                    TRANSAMERICA CORPORATION



                                                    By  /s/ Peter V. Ueberroth

                                                    PETER V. UEBERROTH
                                                    CHAIRMAN,
                                                    MANAGEMENT DEVELOPMENT
                                                    AND COMPENSATION COMMITTEE